                                                                   Exhibit 10.37

                         THIRD AMENDMENT TO OFFICE LEASE

          THIS THIRD AMENDMENT TO OFFICE LEASE (this "AMENDMENT") is entered into between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and GREAT SPIRITS COMPANY LLC, a Delaware limited liability company ("TENANT"), with reference to the following:

          A. Landlord and Tenant entered into that certain Office Lease dated effective as of February 24, 2000; that certain First Amendment to Office Lease dated March 14, 2001; and that certain Second Amendment to Office Lease dated January 30, 2002 (as amended, the "LEASE"), covering approximately 1,016 square feet of Rentable Square Footage on the floor 11 (the "PREMISES") of 4 Houston Center, Houston, Texas (the "BUILDING").

          B. Landlord and Tenant now desire to further amend the Lease as set forth below. Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

          FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

               1. THIRD EXTENSION PERIOD. The Term is extended for a period of one (1) year (the "THIRD EXTENSION PERIOD") commencing on April 1, 2003, and expiring on March 31, 2004.

               2. BASE RENT. Commencing on April 1, 2003, and continuing through the Third Extension Period, Tenant shall, at the time and place and in the manner provided in the Lease, pay to Landlord as Base Rent for the Premises the amounts set forth in the following rent schedule, plus any applicable tax thereon:

                                    PREMISES

                                           MONTHLY
     FROM           THROUGH       RATE    BASE RENT
-------------   --------------   ------   ---------
April 1, 2003   March 31, 2004   $12.00   $1,016.00

               3. OPERATING EXPENSES. Commencing on April 1, 2003, Tenant shall continue to pay Tenant's Pro Rata Share of Operating Expenses payable under
ARTICLE 4 of the Lease. Tenant shall not be entitled to any free rent period, construction allowance, tenant improvements or other work to the Premises, or any other economic incentives that may have been provided to Tenant in connection with entering into the Lease.

               4. CONDITION OF PREMISES. Tenant accepts the Premises in its "as-is" condition.

               5. METHOD OF CALCULATION. The Lease is amended to provide that a new SECTION 32.N is added as follows:


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
               N. METHOD OF CALCULATION. Tenant is knowledgeable and experienced in commercial transactions and does hereby acknowledge and agree that the provisions of this Lease for determining charges and amounts payable by Tenant are commercially reasonable and valid and constitute satisfactory methods for determining such charges and amounts as required by Section 93.004 (assessment of charges) of the Texas Property Code, as enacted by House Bill 2186, 77th Legislature. TENANT FARTHER VOLUNTARILY AND KNOWINGLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ALL RIGHTS AND BENEFITS OF TENANT UNDER SUCH SECTION 93.004, AS IT NOW EXISTS OR AS IT MAY BE HEREAFTER AMENDED OR SUCCEEDED.

               6. CONSENT. This Amendment is subject to, and conditioned upon, any required consent or approval being unconditionally granted by Landlord's mortgagee(s). If any such consent shall be denied, or granted subject to an unacceptable condition, this Amendment shall be null and void and the Lease shall remain unchanged and in full force and effect.

               7. NO BROKER. Tenant represents and warrants that it has not been represented by any broker or agent in connection with the execution of this Amendment. Tenant shall indemnify and hold harmless Landlord and its designated property management, construction and marketing firms, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any broker or agent or similar party claiming by, through or under Tenant in connection with this Amendment.

               8. TIME OF THE ESSENCE. Time is of the essence with respect to Tenant's execution and delivery to Landlord of this Amendment. If Tenant fails to execute and deliver a signed copy of this Amendment to Landlord by 5:00 p.m. (in the city in which the Premises is located) on March 26, 2003, this Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord's acceptance, execution and return of this Amendment shall constitute Landlord's agreement to waive Tenant's failure to meet such deadline.

               9. MISCELLANEOUS. This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant. This Amendment contains the parties' entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment. Except as modified by this Amendment, the teams and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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
LANDLORD AND TENANT enter into this Amendment on March 28, 2003.

LANDLORD:                               CRESCENT REAL ESTATE EQUITIES LIMITED
                                        PARTNERSHIP, a Delaware limited
                                        partnership

                                        By: Crescent Real Estate Equities, Ltd.,
                                            a Delaware corporation, its General
                                            Partner


                                        By: /s/ Robert H. Boykin, Jr.
                                            ------------------------------------
                                            Robert H. Boykin, Jr.
                                            Regional Vice President
                                            Leasing & Marketing
                                            Houston Region


TENANT:                                 GREAT SPIRITS COMPANY LLC,
                                        a Delaware limited liability company


                                        By: /s/ Robin Godfrey
                                            ------------------------------------
                                        Name: Robin Godfrey
                                        Title: Controller


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